Execution Version
Exhibit 10.1
WAIVER AND OMNIBUS AMENDMENT NO. 1 TO LOAN AGREEMENT
          WAIVER AND OMNIBUS AMENDMENT NO. 1, dated as of June 18, 2009 (this “Waiver and Amendment”), relating to the LOAN AGREEMENT, dated as of April 4, 2008 (the “Loan Agreement”), among MSLO EMERIL ACQUISITION SUB LLC, a Delaware limited liability company (the “Borrower”), MARTHA STEWART LIVING OMNIMEDIA, INC., a Delaware corporation (the “Parent Guarantor”), and BANK OF AMERICA, N.A., in its individual capacity (the “Bank”) and as collateral agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement).
          WHEREAS, the Borrower and the Parent Guarantor have requested the Bank to modify certain financial covenants set forth in the Loan Agreement;
          WHEREAS, the Borrower and the Parent Guarantor have requested the Bank and the Collateral Agent clarify a covenant in the Security Agreement and waive the application of such covenant prior to the clarification thereof set forth herein;
          WHEREAS, subject to the terms and conditions set forth herein, the Bank and the Collateral Agent have agreed to such request;
          NOW THEREFORE, in consideration of the premises and the agreements herein, each of the Borrower and the Parent Guarantor hereby agrees with the Bank and the Collateral Agent as follows:
          1. Definitions. All terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.
          2. Amendment. The following amendments shall become effective on the Effective Date.
               (a) Section 1 of the Loan Agreement is hereby amended by adding the following definitions in proper alphabetical order:
“First Amendment Effective Date” means June 18, 2009.”
“Short Term Cash Equivalents” means Cash Equivalents of the type described in (i) clause (a) or (b) of the definition thereof with maturities of 90 days or less from the date of acquisition or (ii) clause (f) of the definition thereof.”
               (b) Section 1 of the Loan Agreement is hereby further amended by amending and restating the definition of “EBITDA” to read in its entirety as follows:

“EBITDA” means, with respect to any Person for any period, net income for such period, less income or plus loss from discontinued operations and extraordinary items for such period, plus income taxes for such period, plus interest expense for such period, plus depreciation, depletion and amortization for such period determined on a consolidated basis for such Person, plus non-cash stock-based compensation expense, plus impairment losses in respect of goodwill and intangible assets, in each case to the extent deducted (or included, in the case of income) in the calculation of net income (without duplication). EBITDA shall be calculated on a pro forma basis to give effect to the Acquisition and any other acquisitions permitted pursuant to this Agreement consummated at any time on or after the first day of the relevant testing period thereof as if the Acquisition or such other acquisition had been effected on the first day of such testing period; provided that any such adjustment may be applied solely to the extent that such adjustments are factually supportable and (i) which would be accounted for as any adjustment pursuant to Article 11 of Regulation S-X promulgated by the SEC or (ii) are otherwise determined pursuant to calculations in form and substance reasonably satisfactory to the Bank; provided further, however, that this sentence shall not apply to the calculation of the consolidated EBITDA of the Borrower and the SPE for purposes of the proviso to Section 8.4.
               (c) Section 8.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“8.1 Tangible Net Worth. Parent Guarantor shall maintain, as of the last day of each of the following fiscal quarters of Parent Guarantor, on a consolidated basis Tangible Net Worth equal to at least (i) $40,000,000 as of the last day of any fiscal quarter to and including the first fiscal quarter of 2009, (ii) $35,000,000 as of the last day of the second fiscal quarter of 2009 and (iii) $40,000,000 as of the last day of any fiscal quarter ending thereafter.”
               (d) Section 8.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“8.2 Funded Debt to EBITDA Ratio. Parent Guarantor shall not permit, as of the last day of each fiscal quarter of Parent Guarantor, the ratio of (i) Funded Debt for the four (4) quarter period ending on such day to (ii) consolidated

EBITDA for Parent Guarantor and its Subsidiaries for the four (4) quarter period ending on such day, to be greater than (a) 2.0 to 1.0 as of the last day of any fiscal quarter to and including the first fiscal quarter of 2009, (b) 2.75 to 1.0 as of the last day of the second fiscal quarter of 2009 and (c) 2.0 to 1.0 as of the last day of any fiscal quarter ending thereafter.”
               (e) Section 8 of the Loan Agreement is hereby amended by adding the following as a new Section 8.7:
“8.7 Unencumbered Cash and Short Term Cash Equivalents. Parent Guarantor shall maintain, at all times on and after the First Amendment Effective Date to and including the day on which Parent Guarantor shall have delivered a Compliance Certificate in accordance with Section 7.2(d) in respect of the third fiscal quarter of 2009 which Compliance Certificate certifies that no Default or Event of Default has occurred, cash and Short Term Cash Equivalents (excluding assets of any retirement plan) which are not (i) subject to any lien, security interest or other encumbrance (other than bankers’ liens, rights of setoff and similar Liens incurred on deposits in favor of banks and securities intermediaries in the ordinary course of business) or (ii) held by Parent Guarantor in order to comply with any other liquidity or other similar covenant under any agreement in respect of indebtedness or other obligations of Parent Guarantor or any of its Subsidiaries (other than the Obligations), having an aggregate market value of not less than an amount equal to 125% of the aggregate outstanding principal amount of the Loan.”
               (f) For purposes of measuring the Parent Guarantor’s and the Borrower’s compliance with the covenants set forth in Sections 8.3, 8.4 and 8.5 of the Loan Agreement, the outstanding principal amount of the Loan shall not be included in the “current portion of long term debt” (as used in subclause (B) of Section 8.3(ii) and subclause (B) of Section 8.4(ii)) or in “current liabilities” (as used in clause (ii) of Section 8.5).
               (g) The second sentence of Section 4.07 of the Security Agreement is hereby amended and restated in its entirety as follows:
“(i) Within thirty (30) days after Borrower files an application to register a Copyright, Mark or Patent, or an Affiliate of Borrower files such an application on Borrower’s behalf, (ii) if Borrower acquires a registered Copyright or Mark or

Patent, within thirty (30) days after Borrower receives the applicable assignment of such registered Copyright or Mark or Patent or (iii) if a third party that is not an Affiliate of Borrower is reasonably expected to file an application to register a Copyright on Borrower’s behalf, within 30 days after the earlier to occur of (A) the publication of the applicable work and (B) Borrower obtains knowledge of such application, in each such case, Borrower shall provide to the Collateral Agent written notice of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to such registered or pending Intellectual Property by execution of an instrument in form reasonably acceptable to the Collateral Agent.”
          3. Waivers.
               (a) Effective as of the Effective Date, each of the Bank and the Collateral Agent hereby waives the application of the second sentence of Section 4.07 of the Security Agreement through the Effective Date.
               (b) The foregoing waiver shall not constitute (i) except as expressly set forth herein, a modification or alteration of the terms, conditions or covenants of the Security Agreement or any other Loan Document, (ii) a waiver of, or consent to, any other breach of, any other provision of the Security Agreement or any other Loan Document or (iii) except as expressly set forth herein, a waiver, release or limitation upon the exercise by the Bank or the Collateral Agent of any of its rights, legal or equitable, under the Security Agreement, the other Loan Documents and applicable law, all of which are hereby reserved.
          4. Conditions to Effectiveness. This Waiver and Amendment shall become effective on and as of the date (the “Effective Date”) on which all of the following conditions shall have been satisfied:
               (a) the Bank shall have received counterparts of this Waiver and Amendment duly executed by the Borrower and the Parent Guarantor;
               (b) the Borrower shall have paid all accrued and unpaid fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP that are reimbursable under the Loan Documents for which an invoice has been presented on or before the Effective Date;
               (c) the representations and warranties contained in Section 5 hereof shall be true and correct on and as of the Effective Date (after giving effect to this Waiver and Amendment); and
               (d) after giving effect to this Waiver and Amendment, no event shall have occurred and be continuing which constitutes an Event of Default under the

Loan Agreement or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
          5. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:
               (a) After giving effect to this Waiver and Amendment, the representations and warranties made by the Borrower and the Parent Guarantor in the Loan Agreement and in each other Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date as though made on and as of the Effective Date (except (i) to the extent such representations and warranties expressly relate to an earlier date, (ii) the representation and warranty set forth in Section 4.01(b) of the Security Agreement, as to which the Borrower makes no representation and (iii) that the representation and warranty set forth in Section 6.4 of the Loan Agreement is further qualified by any matter set forth in the Parent Guarantor’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q prior to the date hereof).
               (b) Each of the Borrower and the Parent Guarantor has all limited liability company or corporate power and authority to execute and deliver this Waiver and Amendment and to perform the obligations provided for herein and in the Loan Agreement, as modified hereby, and in the case of the Borrower, in the Security Agreement, as modified hereby.
               (c) The execution, delivery and performance by each of the Borrower and the Parent Guarantor of this Waiver and Amendment and the performance by the Borrower and the Parent Guarantor of the Loan Agreement, as modified hereby, and by the Borrower of the Security Agreement, as modified hereby, do not contravene the certificate of formation or limited liability company agreement of the Borrower or the certificate of incorporation or bylaws of the Parent Guarantor or any law applicable to either of them, or any judgment or order applicable to or binding on either of them, and do not constitute a default under any existing agreement, mortgage, indenture or contract binding on either of them or affecting either of their property.
               (d) This Waiver and Amendment has been duly executed and delivered by each of the Borrower and the Parent Guarantor and this Waiver and Amendment and the Loan Agreement, as modified hereby, and, in the case of the Borrower, the Security Agreement, as modified hereby, constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms.
               (e) If the amendment effected by Section 2(g) above had been effective on and after July 31, 2008, the Borrower would have been in compliance with Section 4.07 of the Security Agreement, as so amended, at all times on and after July 31, 2008, except with respect to the following title published by HarperCollins on behalf of the Borrower: “Emeril at the Grill: A Cookbook for All Seasons” (and the Borrower shall, promptly following the Effective Date, execute an instrument in form reasonably acceptable to the Collateral Agent confirming the attachment of the Lien and security interest created by the Security Agreement to the work represented by such title).
          6. Release. In consideration of the agreements of the Bank and the Collateral Agent contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Borrower and the Parent Guarantor, on behalf of itself and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Bank and the Collateral Agent and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Bank, the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, both at law and in equity, the Borrower or the Parent Guarantor, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver and Amendment for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, any of the other Loan Documents or any transactions thereunder or related thereto.
          7. Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents to which the Borrower is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as modified by this Waiver and Amendment, (ii) all references in the Security Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as modified by this Waiver and Amendment, (iii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as modified by this Waiver and Amendment and (iv) all references in the other Loan Documents to the “Security Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Security Agreement shall mean the Security Agreement as modified by this Waiver and Amendment.
          8. Counterparts. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          9. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Waiver and Amendment for any other purpose.
          10. Governing Law. This Waiver and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
          11. Waiver and Amendment as Loan Document. Each of the Borrower and the Parent Guarantor hereby acknowledges and agrees that this Waiver and Amendment constitutes a “Loan Document.”
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          IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed and delivered as of the date first above written.

BANK:			BORROWER:

BANK OF AMERICA, N.A.			MSLO EMERIL ACQUISITION SUB LLC

By:	/s/ Jane Heller		By:	/s/ Kelli Turner

	Name:	Jane R. Heller		Name:	Kelli Turner
	Title:	Managing Director		Title:	Vice President

COLLATERAL AGENT:			PARENT GUARANTOR:

BANK OF AMERICA, N.A., as Collateral Agent			MARTHA STEWART LIVING OMNIMEDIA, INC.

By:	/s/ Jane Heller		By:	/s/ Kelli Turner

	Name:	Jane R. Heller		Name:	Kelli Turner
	Title:	Managing Director		Title:	CFO